Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Performant Financial Corporation:

We consent to the use of our report included herein dated March 21, 2013 and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP

San Francisco, California

April 12, 2013